                              TB WOOD'S CORPORATION

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF SHARES OF COMMON STOCK

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of Common Stock, par value $.01 per share (the "Shares"), of TB Wood's Corporation, a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer set forth in the Offer to Purchase dated November 12, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

     This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                     American stock transfer & trust company

    By Hand Delivery:                    By Overnight Delivery:                         By Mail:
     40 Wall Street                          40 Wall Street                          40 Wall Street
       46th Floor                              46th Floor                              46th Floor
New York, New York 10005                New York, New York 10005                 New York, New York 10005

                             Facsimile Transmission:
                        (for Eligible Institutions only)
                                 (718) 234-5001

                   Confirm Receipt of Facsimile by Telephone:
                                 (718) 921-8200

                       -----------------------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

     This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.

         PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

  CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES.

(Stockholders who desire to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery for each price at which Shares are tendered.)


[ ]  $9.000        [ ] $10.000        [ ]  $10.875        [ ]  $11.750
[ ]  $9.125        [ ] $10.125        [ ]  $11.000        [ ]  $11.875
[ ]  $9.250        [ ] $10.250        [ ]  $11.125        [ ]  $12.000
[ ]  $9.375        [ ] $10.375        [ ]  $11.250        [ ]  $12.125
[ ]  $9.500        [ ] $10.500        [ ]  $11.375        [ ]  $12.250
[ ]  $9.625        [ ] $10.625        [ ]  $11.500        [ ]  $12.375
[ ]  $9.750        [ ] $10.750        [ ]  $11.625        [ ]  $12.500
[ ]  $9.875



Signature(s)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




Name(s) of
Record Holder(s):
                                                            PLEASE TYPE OR PRINT

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




Certificate Nos.
(if available):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------
                                                                        ZIP CODE


Area Code and
Telephone Number:


--------------------------------------------------------------------------------


If Shares will be delivered by book-entry transfer, provide the following information:

Account Number:
--------------------------------------------------------------------------------

Dated:
--------------------------------------------------------------------------------

                                    GUARANTEE
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE.)

     THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE OFFER TO PURCHASE INTO THE DEPOSITARY'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE (3) NEW YORK STOCK EXCHANGE, INC. TRADING DAYS OF THE DATE HEREOF.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:


--------------------------------------------------------------------------------

Address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                        ZIP CODE

Area Code and
Telephone No.:

-----------------------------------------------------

                                        ----------------------------------------
                                                  AUTHORIZED SIGNATURE

Name:
--------------------------------------------------------------------------------
                                                                    PLEASE PRINT
Title:
--------------------------------------------------------------------------------

Date:
--------------------------------------------------------------------------------


NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES
      SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL


                                       3